                                   PROMISSORY NOTE

$300,000.00                                     Portola Valley, California 94028
                                                April 29, 1996


    For value received, the undersigned Thomas Afzal (Obligor) whose address is 32 Anderson Way, Menlo Park, California, hereby unconditionally promises to pay to CardioThoracic Systems, Inc. (the Company) whose address is 3280 Alpine Road, Portola Valley, CA 94028, or order, in lawful money of the United States, the principal sum of Three Hundred Thousand Dollars ($300,000.00) together with interest accrued from the date hereof on the unpaid principal at the rate of 5.88%.

    PRINCIPAL REPAYMENT. The outstanding principal amount hereunder shall be due and payable in thirty-seven (37) installments. The first of which shall be $75,000.00, due on April 29,1997, and then thirty-six (36) equal monthly installments of $6,250 beginning on May 29, 1997 and ending on April 29, 2000. Provided, however, that in the event that Obligor's employment by, or association with, the Company is terminated for cause or by voluntary resignation prior to payment in full of this Note, this Note shall be accelerated and all remaining unpaid principal shall become due and payable immediately upon such termination.

    INTEREST PAYMENTS. Interest shall be calculated on the basis of a three hundred and sixty (360) day year for the actual number of days elapsed and shall be payable concurrently with the principal.

    RIGHT OF SET-OFF. At such time as this Note is due and payable the Company shall have the right to retain any amounts owing to Obligee in complete or partial satisfaction of the obligation.

    CANCELLATION OF INDEBTEDNESS. Notwithstanding the above, should Obligor's employment or association with the Company continue through the due date of any installment payment under this Note, then the Company agrees to forgive all principal and interest due by the terms of this Note for that installment.

    INSOLVENCY AND/OR CHANGE OF CONTROL.

         a. In the event that the Company shall file any petition or action for relief under the U.S. Bankruptcy Code (Code) or an involuntary petition shall be filed under the Code against the Company, or

         b. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13-d under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

    The Company agrees to forgive all remaining unpaid principal and interest under the terms of this Note.

    This Note may be prepaid at any time without penalty. All money paid toward the payment of this Note shall be applied first to the payment of interest as required hereunder and then to the retirement of the principal.

    Obligor hereby waives presentment, protest and notice of protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

    The holder hereof shall be entitled to recover, and Obligor agrees to pay when incurred, all costs and expenses of collection of this Note, including without limitation, reasonable attorneys' fees.

    This Note shall be governed by, and construed, enforced and interpreted in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.


                                       OBLIGOR


                                       /s/Thomas Afzal  4/29/96
                                       -----------------------------------
                                       Thomas Afzal